UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2023 (May 4, 2023)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway
Richmond,	Virginia	23225
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 4, 2023, Tredegar Corporation (“Tredegar”) held its Annual Meeting of Shareholders (the “Meeting”). As of March 10, 2023, the record date for the Meeting, there were a total of 34,016,689 shares of Tredegar’s common stock outstanding and entitled to vote at the Meeting. At the Meeting, 26,963,543 shares of Tredegar’s common stock, constituting 79.27% of the outstanding shares on the record date for the Meeting, were represented in person or by proxy; therefore, a quorum was present. The results of the Meeting were as follows:
Proposal 1 – Election of Directors

Nominees	For	Against	Abstain	Broker Non-Vote
George C. Freeman, III	21,697,378	915,857	15,551	4,334,757
Kenneth R. Newsome	21,994,780	617,996	16,010	4,334,757
Gregory A. Pratt	16,413,458	6,202,808	12,521	4,334,756
Thomas G. Snead, Jr.	15,437,744	7,128,958	62,083	4,334,758
John M. Steitz	22,035,794	579,717	13,274	4,334,758
Carl E. Tack, III	17,250,297	5,365,888	12,601	4,334,757
Anne G. Waleski	17,337,970	5,274,465	16,351	4,334,757
All directors were duly elected.

Proposal 2 – Advisory Vote Approving Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,873,662	1,572,811	182,310	4,334,760
The proposal was approved on a non-binding advisory basis.

Proposal 3 – The Ratification of the Appointment of KPMG LLP as Tredegar’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,886,243	908,807	168,493	-0-
The appointment of KPMG LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date:	May 8, 2023	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Vice President, General Counsel and Corporate Secretary